                              AMENDED AND RESTATED
                                 LEASE AGREEMENT
                                 by and between


                                 FMC CORPORATION
                                   as LANDLORD

                                       and

                              UNITED DEFENSE, L.P.
                                    as TENANT


                          Dated as of:  October 6, 1997

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

     1.   Demise of Premises . . . . . . . . . . . . . . . . . . . . . . . . . 1

     2.   Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 2

     3.   Title and Condition. . . . . . . . . . . . . . . . . . . . . . . . . 4

     4.   Use of Leased Premises; Quiet Enjoyment. . . . . . . . . . . . . . . 5

     5.   Term; Renewal Option . . . . . . . . . . . . . . . . . . . . . . . . 5

     6.   Cancellation Option. . . . . . . . . . . . . . . . . . . . . . . . . 6

     7.   Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     8.   Net Lease; Non-Terminability . . . . . . . . . . . . . . . . . . . . 7

     9.   Payment of Impositions; Compliance with Law. . . . . . . . . . . . . 8

     10.  Liens; Recording and Title . . . . . . . . . . . . . . . . . . . . . 8

     11.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

     12.  Maintenance and Repair . . . . . . . . . . . . . . . . . . . . . . . 9

     13.  Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     14.  Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     15.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

     16.  Restoration; Reduction of Rent . . . . . . . . . . . . . . . . . . .14

     17.  Assignment and Subletting. . . . . . . . . . . . . . . . . . . . . .15

     18.  Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . .16

     19.  Conditional Limitations; Default Provision . . . . . . . . . . . . .17

     20.  Additional Rights of Landlord. . . . . . . . . . . . . . . . . . . .18


                                      -ii-

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     21.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     22.  Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .19

     23.  Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

     24.  No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . .20

     25.  Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     26.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     27.  Amendment and Restatement of Existing Lease. . . . . . . . . . . . .21





                                    EXHIBITS

Exhibit A (Land)

Exhibit B (Buildings)

Exhibit C (Building Equipment)

Exhibit D (Land Improvements)



                                   SCHEDULES

Schedule I (Annual Rent and Term for Each Parcel)

                      AMENDED AND RESTATED LEASE AGREEMENT

          AMENDED AND RESTATED LEASE AGREEMENT, made as of October 6, 1997, between FMC CORPORATION, a Delaware corporation ("LANDLORD"), with an address of 200 East Randolph Drive, Chicago, Illinois 60601, and UNITED DEFENSE, L.P., a Delaware limited partnership ("TENANT"), with an address of 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209.

                                    RECITALS:

     A. Landlord is a party to and Tenant is the subject of a certain Purchase Agreement by and among Landlord, Harsco Corporation, a Delaware corporation, Harsco UDLP Corporation, a Pennsylvania business corporation, and Iron Horse Acquisition Corp., a Delaware corporation ("BUYER"), dated as of August 25, 1997 (the "PURCHASE AGREEMENT"), whereby Landlord and Harsco will cause to be sold to Buyer all of the general partner and limited partner interests of Tenant. Capitalized terms used herein and not expressly defined herein shall have the definition given to them in the Purchase Agreement.

     B. The execution and delivery of this Agreement by Landlord and Tenant is a condition to the sale of the general partner and limited partner interests to Buyer.

          In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

     1. DEMISE OF PREMISES. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term or terms and upon the provisions hereinafter specified, the following described property (collectively, the "LEASED PREMISES"): (i) each of the five (5) parcels of real property described and depicted in EXHIBIT A attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or pertaining (collectively, the "LAND"); (ii) the buildings, structures now constructed on the Land and as more particularly described on EXHIBIT B attached hereto (the "BUILDINGS"); (iii) all machinery and equipment installed therein or used therewith and more particularly described on EXHIBIT C attached hereto (collectively, the "BUILDING EQUIPMENT"); and (iv) the roadways, driveways, utilities and other improvements owned by Landlord and located on, over or under the Land more particularly described on EXHIBIT D attached hereto (collectively the "LAND IMPROVEMENTS"). The Building Equipment does not include trade fixtures, production equipment, machinery and related tools and equipment and other assets existing at the Leased Premises immediately prior to the Commencement Date transferred and conveyed to Tenant pursuant to the Section 5(g) of the Purchase Agreement, which shall remain the property of Tenant during and after the term of this Lease. Each parcel of the Leased Premises is hereinafter individually referred to from time to time as a "LEASED PROPERTY". The Leased Premises shall not include any parcel or improvements thereon with respect to any period following the termination or cancellation of this lease with respect thereto.

     2.   CERTAIN DEFINITIONS.

          "ADDITIONAL RENT" shall have the meaning ascribed to it in paragraph 7(b).

          "ADJOINING PROPERTY" shall mean all sidewalks, curbs, gores and vault spaces adjoining any of the Leased Premises.

          "ALTERATIONS" shall mean all changes, additions, improvements or repairs to, all alterations, reconstruction, renewals or removals of and all substitutions or replacements for any of the Building and Land Improvements or Building Equipment, both interior and exterior, structural and nonstructural, and ordinary and extraordinary, the cost of which exceeds, in any instance, $500,000.00.

          "BASIC RENT" shall have the meaning ascribed to it in paragraph 7(a).

          "BASIC RENT PAYMENT DATES" shall have the meaning ascribed to it in paragraph 7(a).

          "BUILDING EQUIPMENT" shall have the meaning ascribed to it in paragraph 1.

          "CANCELED PREMISES" shall have the meaning ascribed to it in paragraph 6.

          "COMMENCEMENT" or "COMMENCEMENT DATE" shall have the meaning ascribed to it in paragraph 5(a).

          "CONDEMNATION" shall mean a Taking or a Requisition.

          "CONDEMNATION NOTICE" shall mean notice or knowledge of the initiation of or intention to initiate any proceeding for Condemnation.

          "DEFAULT RATE" shall have the meaning ascribed to it in paragraph
7(c).

          "EVENT OF DEFAULT" shall have the meaning ascribed to it in paragraph 19(a).

          "IMPOSITIONS" shall have the meaning ascribed to it in paragraph 9(a).


          "IMPROVEMENTS" shall mean collectively the Buildings and the Land Improvements as defined in paragraph 1.

          "LAND" shall have the meaning ascribed to it in paragraph 1.

          "LAW" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation or requirement, whether now existing or hereafter enacted even if unforeseen or extraordinary, of every duly constituted governmental authority, court, agency, or subdivision of any of the foregoing.

          "LEASED PREMISES" shall have the meaning ascribed to it in paragraph
1.

          "LEASED PROPERTY" shall have the meaning ascribed to it in paragraph
1.

          "LEGAL REQUIREMENTS" shall mean all present and future Laws other than Laws relating to environmental protection, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Landlord, Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

          "NET AWARD" shall mean the entire award payable to Landlord by reason of a Condemnation, less any expenses incurred by Landlord in collecting such award.

          "NET PROCEEDS" shall mean the entire proceeds of any insurance required under paragraph 15(a), to the extent payable to Landlord, less any expenses incurred by Landlord in collecting such proceeds.

          "PURCHASE AGREEMENT" shall have the meaning ascribed to it in paragraph A of the Recitals hereto.

          "PERMITTED ENCUMBRANCES" shall mean, with respect to the Leased Premises, all encumbrances and other matters affecting title of the type described in clauses (i) - (ix) of Section 4C(f) of the Purchase Agreement.

          "PERMITTED USES" shall have the meaning ascribed to it in paragraph 4(b).

          "PERSON" shall mean any individual, partnership, association, corporation or other entity.

          "REMAINING LEASED PREMISES" shall have the meaning ascribed to it in paragraph 14(c).

          "REMAINING SUM" shall have the meaning ascribed to it in paragraph 16(a).

          "RENT" shall mean Basic Rent and Additional Rent.

          "REQUISITION" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

          "RESTORATION SUM" shall have the meaning ascribed to it in paragraph 14(c).

          "SET-OFF" shall have the meaning ascribed to it in paragraph 8(a).

          "STATE" shall mean the State of California.

          "STRUCTURAL COMPONENTS" shall have the meaning ascribed to it in paragraph 12(a).

          "TAKING" shall mean any taking of any of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or by any other means, or any de facto condemnation.

          "TERM" shall have the meaning ascribed to it in paragraph 5.

          "EXPIRATION DATES" shall have the meaning ascribed to it in paragraph
5.

     3.   TITLE AND CONDITION.

          (a) The Leased Premises are demised and let subject only to the Permitted Encumbrances. The representations and warranties set forth in Sections 4C(f) and 4C(n) of the Purchase Agreement are hereby incorporated herein by reference and made with respect to the Leased Premises, subject to all terms and limitations of Section 11 of the Purchase Agreement, and any breach of such representations and warranties with respect to the Leased Premises herein shall be treated in accordance with Section 11 of the Purchase Agreement.

          (b)  EXCEPT AS OTHERWISE SET FORTH IN THE PURCHASE AGREEMENT OR THIS
LEASE: (i) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES; (ii) LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS, WHERE IS AND WITH ALL FAULTS" SUBJECT, HOWEVER, TO THE REPRESENTATIONS AND WARRANTIES OF LANDLORD MADE HEREIN; (iii) TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES OTHER THAN AS SPECIFICALLY SET FORTH HEREIN; AND (iv) LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO FOR ANY DAMAGES RELATED THERETO EXCEPT FOR SUCH DAMAGES AS ARE DIRECTLY ATTRIBUTABLE TO SUCH BREACH OF A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH HEREIN (INCLUDING STRICT LIABILITY IN TORT).

          (c) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including any rights and remedies existing under contract or pursuant to the Uniform Commercial Code and including all warranties then existing relating to the purchase by Landlord of the Leased Premises or the construction of the Improvements thereon. Such assignment shall remain in effect so long as no Event of Default which has not been cured by Tenant and which

Tenant is not in the process of curing pursuant to paragraph 19(a) exists hereunder or until the termination of this Lease. Upon the occurrence and during the continuance of an Event of Default or upon termination of this Lease, such assignment shall cease and all the said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord without the requirement of any further action by the parties.

          (d) If Landlord desires to sell all or any of the Leased Premises during the Term, Landlord shall notify Tenant of such sale promptly upon entering any written agreement for such sale. Any sale of the Leased Premises by Landlord shall be subject to this Lease and all of Tenant's rights hereunder. Landlord and Landlord's purchaser shall certify in writing to Tenant that Landlord has delivered a true and accurate copy of this Lease, including any amendments and supplements thereto and any notices issued hereunder to date of sale, to the purchaser, and Landlord's transaction documents shall include a specific notice to the purchaser by Landlord and a specific agreement by said purchaser that the Leased Premises are conveyed under and subject to this Lease.

          (e) Landlord shall not cause or permit the Leased Premises to be or become subject during the Term to any lien other than a lien permitted under paragraph 3(a).

     4.   USE OF LEASED PREMISES; QUIET ENJOYMENT.

          (a)  No Alterations may be made except in accordance with paragraph
13. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to any applicable Legal Requirement then in effect. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might reasonably be expected to (i) violate any certificate of occupancy or Law affecting any of the Leased Premises, (ii) make void or voidable any insurance then in force with respect to any of the Leased Premises,
(iii) make it impossible to obtain fire or other insurance which Tenant is required to furnish hereunder, (iv) cause material structural injury to any of the Improvements, or (v) constitute a public or private nuisance or waste. Subject to the foregoing, and the remaining terms and conditions of this Lease, Tenant may make any lawful use of the Leased Premises reasonably related to the operation of the business currently conducted thereon.

          (b) Landlord represents and warrants to Tenant that Landlord owns the Leased Premises in fee simple subject to the Permitted Encumbrances and has the full right and authority to lease same to Tenant. So long as no Event of Default exists hereunder, Landlord covenants that Tenant shall peacefully and quietly occupy and enjoy the Leased Premises for the uses and purposes existing as of the date hereof or otherwise permitted pursuant to the terms of this Lease (the "PERMITTED USES"); and Landlord shall defend such peaceful and quiet enjoyment against the claims of all parties other than parties claiming by or through Tenant; provided that Landlord may enter upon and examine any of the Leased Premises at reasonable times and may take such action with respect to the Leased Premises as is permitted by any provision hereof.


     5.   TERM; RENEWAL OPTION.

          (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for a term (the "TERM") commencing on the Closing Date of the Purchase Agreement (the "COMMENCEMENT DATE") and ending with respect to each Leased Property on the date indicated on SCHEDULE I attached hereto and made a part hereof (each an "Expiration Date", respectively).

          (b) Tenant shall have the right to renew such term with respect to one or more of Parcels 3B (subject to Section 6 hereof), 4, 6 and 7 for an additional period of four (4) years, with Basic Rent as determined as set forth below, upon written notice to Landlord not less than sixty (60) days prior to the expiration of such term, provided that if Tenant desires to exercise such option with respect to Parcel 4 or 7, respectively, Tenant shall be required to also exercise such option with respect to Parcel 7 or 4, respectively. If Tenant gives Landlord notice of its election to extend the term of this Lease with respect to one or more of Parcels 4, 6 and 7 in accordance with this paragraph 5, Landlord and Tenant shall each select one (1) MAI certified real estate appraiser who is duly licensed to perform such appraisals in the State and is experienced in performing appraisals of industrial plant real property in the Santa Clara area. The appraisers shall agree to a Basic Rent with respect to such parcels taking into consideration the market rental rates for similar properties in the Santa Clara area and submit the same in writing to Landlord and Tenant within forty-five (45) days following their appointment. If the two
(2) appraisers cannot agree, their separate determinations shall be averaged and such average shall be deemed to be their decision. If Landlord and Tenant both accept the decision of the two (2) appraisers, such decision shall be the Basic Rent for such parcels. If either Landlord or Tenant rejects the decision of the two (2) appraisers, the two (2) appraisers shall jointly select a third appraiser who is qualified hereunder within ten (10) days following notice of rejection. The third appraiser shall submit a proposed Basic Rent with respect to such parcels within thirty (30) days following appointment. So long as the third appraiser's proposed Basic Rent with respect to such parcels is neither less than 80% of nor more than 120% of the original two (2) appraisers' decision (whether determined by their agreement or by averaging), it shall be final and binding on Landlord and Tenant as the Basic Rent for such parcels. If the third appraiser's proposed Basic Rent with respect to such parcels is less than 80% of the previous appraisers' decision, it shall be increased to equal 80% of said amount, and if it is more than 120% of the previous appraisers' decision, it shall be decreased to equal 120% of said amount and shall thereafter be final and binding on Landlord and Tenant as the Basic Rent for such parcels.

     6.   CANCELLATION OPTION.   At any time following December 31, 1998,
Landlord or Tenant may, upon 180 days prior written notice to the other party, cancel this Lease with respect to parcel 3B as described and depicted on attached EXHIBIT A and all appurtenances, Building Equipment and Improvements located on such parcel (the "CANCELED PREMISES"). Upon such partial cancellation by Landlord, this Lease shall be of no further force and effect with respect to the Canceled Premises and Tenant shall immediately leave and surrender the Canceled Premises to Landlord in accordance with all requirements of this Lease, including paragraph 23 of this Lease

     7.   RENT.

          (a) Tenant shall pay to Landlord as annual rent for each Leased Property included in the Leased Premises the amount indicated on SCHEDULE I attached hereto for such Leased Property (collectively, the "BASIC RENT"), in equal monthly installments commencing on the Commencement

Date and continuing on the first day of each month thereafter during the Term (the said days being called the "BASIC RENT PAYMENT DATES"), and shall pay the same at Landlord's address set forth above, or at such other places or to such other Persons as Landlord from time to time may designate to Tenant in writing. Each rental payment shall be made in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. If the Commencement Date shall be other than the first day of the month in which the Commencement Date falls, pro rata Basic Rent for the period from the Commencement Date through the last day of the month in which the Commencement Date falls shall be paid on the first Basic Rent Payment Date. In no event shall Tenant be charged Basic Rent, Additional Rent (as hereinafter defined) or any other sums hereunder, or have any duties or obligations whatsoever hereunder with respect to a given Leased Property if the term of this Lease with respect to such Leased Property has expired or been canceled pursuant to paragraph 6, other than any duties or obligations which arose prior to such expirations or cancellation; provided, however, that Tenant shall not be required to complete any repairs to the Structural Components required pursuant to paragraphs 12(a) or 15(c) if such repair cannot reasonably be completed prior to the expiration of the Term.

          (b) Tenant shall pay and discharge when the same shall become due, as additional rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be lawfully added by the third party payee or collecting authority for nonpayment or late payment thereof (collectively, "ADDITIONAL RENT"). In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent. Any unearned prepaid Rent existing at expiration of the Term or at the time of any permitted termination of this Lease by Tenant or Landlord shall be paid to Tenant within thirty (30) days following such expiration or termination.

          (c) In the event of and from and after the date of occurrence of any Event of Default in the payment of any sum payable hereunder by Tenant as Rent and until such Event of Default is fully cured, Tenant shall pay to Landlord, within ten (10) days following demand by Landlord, as Additional Rent, interest on the principal amount of the unpaid sums at the annual rate (the "DEFAULT RATE") which is equal to one-month LIBOR on the following sums until paid in full: (i) all overdue installments of Basic Rent from the respective due dates thereof, (ii) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (iii) on all other overdue amounts of Additional Rent from the date Landlord demands payment. If, at any time, any sum paid or payable by Tenant to Landlord under any provision of this Lease exceeds the maximum amount permitted by applicable law, such sum shall be immediately and automatically reduced to the maximum amount permitted by applicable law and any sum paid in excess of such maximum amount shall, as of the date of such payment, be automatically credited to the advance payment of Basic Rent next becoming due and otherwise unpaid.

          (d) In the event of termination of this Lease as to the entire Leased Premises pursuant to paragraph 14(a) or 14(c) of this Lease, Tenant's obligation to pay Rent or any other sum payable under this Lease by Tenant shall terminate on the effective date of such termination.

     8.   NET LEASE; NON-TERMINABILITY.

          (a) This is a net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "SET-OFF").

          (b) This Lease shall not terminate, Tenant shall not have any right to terminate this Lease during the Term (except as otherwise expressly provided herein, including paragraph 6, or in the Participation Agreement), Tenant shall not be entitled to any Set-Off of or to Basic Rent, Additional Rent or any other sums payable under this Lease (except as otherwise expressly provided herein), and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises unless such interference results from Landlord's failure to defend and provide for Tenant's quiet and peaceable possession and enjoyment of the Leased Premises. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all other events, and shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

     9.   PAYMENT OF IMPOSITIONS; COMPLIANCE WITH LAW.

          (a) Subject to the provisions of paragraph 18 hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge as Additional Rent hereunder all real and personal property taxes, all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utility and communication services relating to any of the Leased Premises, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, to the extent imposed upon or assessed against for periods of time during the Term (i) Tenant or any of the Leased Premises or
(ii) any activity conducted on the Leased Premises by Tenant (collectively, the "IMPOSITIONS"). In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and, in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord, within fifteen
(15) days of receipt thereof, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and, within ninety (90) days after the end of each calendar year of the Term, receipts for payments of all Impositions made during such year.

          (b) Tenant shall promptly comply with and conform to all of the Legal Requirements, subject to the provisions of paragraph 18 hereof.

     10.  LIENS; RECORDING AND TITLE.

          (a) Subject to the provisions of paragraph 18 hereof relating to contests, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge or remove, any lien on any of the Leased Premises or Basic Rent, Additional Rent or any other sums payable by Tenant under this Lease, other than any Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission of Landlord before or after Commencement. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS, OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.

          (b) If requested by Landlord or Tenant, the other party shall, at the expense of the requesting party, execute, deliver and, when appropriate, record, file or register from time to time all such instruments as may be required by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises and shall, cause this Lease, or a memorandum of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and re-recorded, refiled or re-registered in such manner and in such places as may be required or permitted by any present or future Law in order to publish notices and protect the validity or priority of this Lease.

          (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord, subject to this Lease, in any of the Leased Premises.

     11. INDEMNIFICATION. Tenant hereby agrees to indemnify and defend Landlord and its officers and directors against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses, collectively, a "LOSS") for or on account of or arising from or in connection with or otherwise with respect to (i) any liability assumed by Tenant under any of this Lease and (ii) the conduct of the business of Tenant at the Leased Premises after the Commencement Date and any liability of Tenant incurred in connection therewith or relating thereto. Pursuant to the terms of this indemnity, the Landlord shall be indemnified by Tenant against Losses or claims of third parties arising from the liabilities and business activities of Tenant described in the preceding sentence and made against the Landlord's officers, directors or employees by reason of the fact that such Persons are officers, directors, or employees of the Landlord, except in cases of Landlord's own negligence or wilful misconduct, or instances of default under this Lease by Landlord. The termination of any claim, issue or matter with respect to Landlord by judgment or settlement shall not in itself create a presumption that the Landlord is not entitled to an indemnity hereunder.

     12.  MAINTENANCE AND REPAIR.

          (a) Tenant shall at all times maintain the Leased Premises and, to the extent required by applicable Legal Requirements, the Adjoining Property in substantially the same condition of repair and appearance existing at Commencement in compliance with all Legal Requirements now or hereafter enacted, and, in the case of the Building Equipment, in as good mechanical condition as it was in at the Commencement, except for ordinary wear and tear, and, with the exception of the roofs and the material structural elements of the Improvements (collectively, the "STRUCTURAL COMPONENTS"), shall promptly perform all work (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Land and Improvements in as good repair and appearance as they were at Commencement, except for ordinary wear and tear. Tenant's obligations under this paragraph 12 shall include, but not be limited to, maintaining and repairing the following: (i) all heating, air-conditioning and ventilating equipment and systems, and all utility conduits, fixtures and equipment; (ii) all interior walls and surfaces; (iii) all floors and ceilings; (iv) all signs;
(v) all glass, windows and doors; and (vi) all landscaping, roadways, parking or other exterior improvements to the Land (including ice and snow removal). Landlord shall not be required to perform any work, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way other than with respect to the Structural Components. In the event that the Structural Components shall require repair or restoration during the term hereof, then, subject to paragraph 15(c), Landlord shall make or cause to be made such repairs or restoration as shall be required to maintain the Structural Components in normal operating condition promptly and with reasonable diligence following written notice of the need therefor from Tenant, provided that Tenant shall, if requested so to do by Landlord, cause such repairs to be made, in which case Landlord shall pay for the cost of such repairs promptly following receipt of invoices therefor. Any work performed by Tenant pursuant to this Subparagraph (a) or pursuant to Subparagraph (b) of this paragraph 12 shall be made in conformity with the provisions of paragraph 13.

          (b) In the event that any Improvement, constructed by Tenant after Commencement, shall encroach upon any property, street or right-of-way adjoining any of the Leased Premises or upon any Adjoining Property, shall violate the provisions of any restrictive covenant affecting any of the Leased Premises, shall hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject, or shall impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (ii) take such action and perform such work as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments.

          (c) Landlord shall have the right (but no obligation), upon notice to Tenant (or without notice in case of emergency), to enter upon any of the Leased Premises for the purpose of performing any work which may be necessary by reason of Tenant's failure to comply with any provision of subparagraphs (a) and (b) of this paragraph 12. Promptly thereafter, Landlord shall notify Tenant of such entry (if occurring in emergency without prior notice) and shall specify the cost thereof. Except in case of emergency, the right of entry shall be exercised at reasonable times and at reasonable hours. The cost of any such entry, together with the cost of all work performed in connection therewith, shall be Additional Rent; and Tenant shall pay the same to Landlord within ten (10) days following written demand therefor by Landlord which shall be accompanied by an itemized statement of such costs. If not paid by Tenant within thirty (30) days after proper demand by Landlord, any sums payable under this paragraph 12(c) shall thereafter be subject to payment by Tenant of interest thereon at the Default Rate.

     13. ALTERATIONS. Except as otherwise provided in this paragraph 13 and in paragraph 12, Tenant shall not (a) make any Alterations or (b) construct upon the Land any additional Improvements, without the prior written approval of Landlord. Such approval shall not be unreasonably withheld by Landlord, taking into account the Permitted Uses. In addition, Tenant shall not do any other act which, in the reasonable opinion of Landlord, tends to materially impair the value of the Leased Premises for the Permitted Uses. In the event that Landlord gives its prior written consent to any of the actions enumerated in clauses (a) or (b) above, Tenant agrees that (i) all such Alterations, construction or installations shall be performed in a good and workmanlike manner, (ii) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements, (iii) all work done in connection with any such Alteration, construction or installation shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (iv) prior to commencement of any such work, Tenant shall give Landlord not less than ten (10) days' prior written notice to permit Landlord to file notices of non-responsibility, and Tenant shall not commence any work until such ten (10) day period has expired, (v) Tenant shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge or remove all liens filed against any of the Leased Premises arising out of the same, (vi) Tenant shall procure (with joinder in any application by Landlord, if necessary) and pay for all permits and licenses required in connection with any such Alteration, construction or installation, (vii) all such Alterations, construction and installations shall be the separate property of Tenant during the Term and shall, without further action of the parties, become the property of Landlord upon expiration of the Term, and (viii) Tenant shall comply, to the extent reasonably requested by Landlord, with the provisions of clause (i) and the documentary requirements of clause (iii) of paragraph 16(a).

     14.  CONDEMNATION.

          (a) Immediately upon Landlord or Tenant receiving or acquiring a Condemnation Notice, Landlord or Tenant shall notify the other party thereof. Landlord, at Landlord's expense, shall be entitled to participate in any Condemnation proceeding and/or negotiations under threat thereof and to contest the Condemnation and/or the amount of the award therefor. Subject to the provisions of this paragraph 14, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade equipment, moving expenses or loss of business, if available, to the extent that and so long as
(i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor, and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. As to the portion of the Leased Premises actually taken in condemnation, this Lease shall terminate solely with respect to such portion on the effective date of the condemnation, which shall be the date on which Tenant no longer has physical or legal possession, whichever first occurs, of the portion of the Leased Premises actually taken. Upon any such termination, the obligations of Tenant to pay Rent with respect to the portion of the Leased Premises so taken shall terminate with respect to Additional Rent and shall be subject to adjustment in accordance with paragraph 16(c) with respect to Basic Rent.

          (b) The entire Net Award for such Condemnation shall be retained by Landlord, and Landlord shall have no obligation to Tenant concerning application of such Net Award except as set forth in paragraphs 14(c) and (d) below.

          (c) If any portion of the Improvements (including for all purposes of this paragraph 14 Building Equipment or any appurtenance to the Leased Premises) is taken in Condemnation, which Tenant, in Tenant's commercially reasonable discretion and taking into account the Permitted Uses, considers necessary to the performance of its business operations at the Leased Premises (taken as a whole), then Tenant may require Landlord to make available to Tenant the Net Award for restoration and replacement of the Improvements on the remaining Leased Premises affected by such Condemnation (the "REMAINING LEASED PREMISES"). If Tenant elects to restore said Improvements on the Remaining Leased Premises, Tenant shall provide written notice of such election to Landlord. Such notice may be given by Tenant at any time after receipt of the Condemnation Notice, but no later than thirty (30) days following the effective date of the Condemnation as determined under paragraph 14(a). In such case, restoration of the Remaining Leased Premises shall be performed under paragraph 15 of this Lease. In such event, Landlord shall submit a proposed division of the Net Award setting forth the amount thereof to be retained by Landlord under paragraph 14(b) and the remaining amount to be applied to restoration of the Leased Premises under this paragraph 14(c) (the "RESTORATION SUM"). The amount of the Restoration Sum shall be based upon the cost of replacing the Improvements Tenant has elected to restore on the Remaining Leased Premises. Tenant shall have thirty (30) days following receipt of Landlord's written proposal to accept or reject Landlord's proposed Restoration Sum and to provide Landlord with written notice of Tenant's decision. If Tenant rejects Landlord's proposed Restoration Sum, Tenant may:
(i) terminate this Lease as to the entire Leased Premises, or (ii) require that determination of the Restoration Sum be submitted to binding arbitration under paragraph 14(d), or (iii) rescind its election to restore the subject Improvements.

          (d) If Tenant gives Landlord notice of election of arbitration as permitted under paragraph 14(c), Landlord and Tenant shall each select one (1) MAI certified real estate appraiser who is duly licensed to perform such appraisals in the State and is experienced in performing appraisals of industrial plant real property in the Santa Clara area. The appraisers shall agree to a Restoration Sum and submit the same in writing to Landlord and Tenant within forty-five (45) days following their appointment. If the two (2) appraisers cannot agree, their separate determinations shall be averaged and such average shall be deemed to be their decision. If Landlord and Tenant both accept the decision of the two (2) appraisers, restoration of the subject Improvements on the Remaining Leased Premises to be restored shall proceed under paragraph 16. If either Landlord or Tenant rejects the decision of the two (2) appraisers, the two (2) appraisers shall jointly select a third appraiser who is qualified hereunder within ten (10) days following notice of rejection. The third appraiser shall submit a proposed Restoration Sum within thirty (30) days following appointment. So long as the third appraiser's proposed Restoration Sum is neither less than 80% of nor more than 120% of the original two (2) appraisers' decision (whether determined by their agreement or by averaging), it shall be final and binding on Landlord and Tenant. If the third appraiser's proposed Restoration Sum is less than 80% of the previous appraisers' decision, it shall be increased to equal 80% of said amount, and if it is more than 120% of the previous appraisers' decision, it shall be decreased to equal 120% of said amount and shall thereafter be final and binding on Landlord and Tenant.

          (e) During restoration of the Improvements taken in condemnation, the Basic Rent payable by Tenant shall be reduced or abated as provided in paragraph 16(c) of this lease.

     15.  INSURANCE.

          (a) Landlord, at its sole cost and expense, shall obtain, maintain and keep in full force and effect "all risks" property insurance (including flood and earthquake coverage) which shall insure the Improvements and Building Equipment against physical damage or destruction in the form from time to time in general use in the State; provided, however, that Tenant shall be solely responsible for all insurance relating to all other contents of all Buildings and Improvements. Said policy or policies shall insure the Improvements and Building Equipment on a replacement cost basis for their full insurable value. Copies of such policy or policies shall be delivered to Tenant on or before Commencement. Such policies shall include an undertaking by the insurer to notify Landlord and Tenant in writing not less than thirty (30) days prior to any material change, cancellation or other termination thereof. Such policy shall contain a deductible in an amount determined by Landlord in Landlord's commercially reasonable judgment. Any deductible will be for the account of Tenant.

          (b) Tenant, at its sole cost and expense, shall also obtain, maintain and keep in full force and effect the following insurance:


                (i) "All risk" property insurance (including flood and earthquake coverage) against physical damage or destruction upon all property of every description and kind owned by Tenant or owned by third parties and in the custody of Tenant and located at the Leased Premises.

               (ii) Comprehensive general liability insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability, naming Landlord as an additional insured, in an amount per occurrence of not less than $1,000,000 combined single limit bodily injury and property damage.

              (iii) Business interruption insurance in such amounts as will, in Tenant's commercially reasonable judgment, reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Leased Premises as a result of such perils.

          All insurance policies required pursuant to paragraphs 15(a) and 15(b) shall be taken out with insurers rated B+ or better by A.M. Best Company of Oldwick, New Jersey, and who are licensed to do business in the State. In the event that A.M. Best Company (or its successor) no longer rates insurance policies, then such policy supplied by Tenant shall be subject to Landlord's reasonable approval. A certificate evidencing such insurance as Landlord and Tenant are required to obtain hereunder (unless delivery of a policy is otherwise required by this paragraph 15) shall be delivered to Landlord and Tenant respectively on or before Commencement. Such certificate shall include an undertaking by the insurer to notify Landlord in writing not less than thirty
(30) days prior to any material change, cancellation or other termination thereof. Notwithstanding anything contained herein to the contrary, Tenant may obtain any of the aforesaid insurance with a deductible or retention in an amount determined by Tenant in Tenant's commercially reasonable judgment.

          (c) In the event of any casualty resulting in damage to any of the Improvements and/or Building Equipment, the Term shall, notwithstanding such casualty, continue and Tenant shall promptly after such casualty, as required in paragraph 12(a), commence and diligently continue to restore the Improvements and Building Equipment (including, subject to the limitations set forth below, the Structural Components) and Building Equipment as nearly as possible to their condition and character immediately prior to such damage, in accordance with the provisions of paragraphs 13 and 16. During restoration of the damaged Improvements and/or Building Equipment, the Basic Rent payable by Tenant shall be reduced or abated as provided in paragraph 16(c) of this Lease. Upon the payment to Landlord of the Net Proceeds of the insurance maintained by Landlord pursuant to Section 15(a) and applicable to such casualty, Landlord shall make such Net Proceeds available to Tenant for restoration in accordance with and subject to the provisions of paragraph 16(a). If any condition of paragraph 16(a) for disbursement of the Net Proceeds by Landlord is not satisfied, Landlord may retain the Net Proceeds until all such conditions have been satisfied. Notwithstanding anything to the contrary herein provided, Tenants obligation to so restore the Structural Components and Building Equipment shall be limited to Net Proceeds made available to Tenant for such purpose pursuant hereto.

          (d) Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage to the Leased Premises, or its contents, caused by fire or any other casualty, during the Term, even if such fire or other casualty may have been caused by the negligence (but not the willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Tenant hereby agrees, if required by the policies of fire and other property insurance required to be maintained by Tenant pursuant hereto, to give written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

     16.  RESTORATION; REDUCTION OF RENT.

          (a) In the event that Net Proceeds or a Net Award (including, for purposes of this paragraph, any portion thereof representing a Restoration Sum) are made available by Landlord for the restoration of any of the Land, Improvements or Building Equipment, Landlord shall disburse such Net Proceeds or Net Award only in accordance with the following conditions:

               (i) Prior to commencement of restoration, the architects, contracts, contractors and plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld; Landlord shall be provided with acceptable performance and payment bonds which insure satisfactory completion of the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Tenant as additional dual obligees; and such waivers of mechanics' and materialmen's liens as are appropriate to the restoration and are legal in the State shall have been filed;

               (ii) At the time of any disbursement, no Event of Default in payment of any Rent or other sum required to be paid by Tenant under this Lease shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged or not fully insured or bonded to the satisfaction of Landlord or not properly made subject to a permitted contest by Tenant as provided in paragraph 18;

              (iii) Disbursements shall be made from time to time (not less often than monthly) in an amount not exceeding the cost of the work completed since the last disbursement in accordance with such terms and procedures as Landlord shall reasonably require and upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts and plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work for which payment is requested, (D) a satisfactory bringdown of title indicating no liens prohibited by clause (ii) hereof, and (E) other evidence of cost and payment reasonably requested by Landlord for verification that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

               (iv) Each request for disbursement shall be accompanied by a certificate of Tenant, signed by the general partner of Tenant, describing the work for which payment is requested, stating that the work has been completed, the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work;

                (v) The restoration fund shall be invested in a separate bank account or accounts insured by an agency of the United States, and all interest on the fund shall be added to and become part of the fund (provided that Landlord shall have no duty with respect to the amount of interest or the safety or security of the account or accounts in which the fund is kept or invested);

               (vi) At all times the undisbursed balance of the restoration fund held by Landlord shall be not less than the cost of completing the restoration work free and clear of all liens.

          If any sum remains in the restoration fund after completion of restoration (the "REMAINING SUM"), such sum shall be retained by Landlord.

          (b) In the event that there is a Remaining Sum upon completion of restoration which is retained by Landlord, it shall be immediately credited in full to Tenant as prepayment of Tenant's Rent obligations next falling due under this Lease.

          (c) The Basic Rent payable by Tenant shall be abated or reduced during the period of time that all or any portion of the Leased Premises is unusable by or unavailable to Tenant as the result of casualty damage or condemnation. The amount of any reduction in the Basic Rent shall be mutually agreed by Landlord and Tenant, based upon the pro rata portion of the value of the Land, including appurtenances, and Improvements, and/or Building Equipment, which is unavailable to or unusable by Tenant for the Permitted Uses. Landlord and Tenant shall agree to the amount of the Rent reduction within thirty (30) days following occurrence of the casualty damage or the effective date of the condemnation. Such agreement shall be reduced to a writing signed by Landlord and Tenant and shall become part of this Lease. If Landlord and Tenant cannot reach agreement on the amount of the Rent reduction within the thirty (30) day period provided herein, the amount of reduction of the Basic Rent shall be immediately submitted to arbitration in accordance with the provisions of
Section 29 of the Purchase Agreement. The Basic Rent abatement shall terminate upon completion of restoration of the Leased Premises, and Tenant shall thereafter resume payment of the full Basic Rent provided in this Lease; PROVIDED, HOWEVER, if less than all of the Improvements are restored, then the Basic Rent shall be adjusted by mutual agreement of Landlord and Tenant.

     17.  ASSIGNMENT AND SUBLETTING.

          (a) Tenant may not sublet all or any part of the Leased Premises at any time to any other party without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed No sublease consented to by Landlord shall impose any additional obligations on Landlord under this Lease. Within ten (10) days after the execution and delivery of any such sublease, Tenant shall deliver an original counterpart thereof to Landlord. Upon the occurrence and during the continuance of an Event of Default under this Lease, Landlord shall have the right immediately or at any time thereafter to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

          (b) Tenant may not assign, transfer or otherwise convey all or any part of this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required in connection with the assignment of this Lease to a party to whom Tenant is permitted to and does assign its rights under the Purchase Agreement pursuant to Section 12(iii) thereof. For purposes of this Lease, an assignment of this Lease is deemed to include an assignment by operation of law, including but not limited to: (i) any merger or combination of Tenant with any other entity; (ii) any sale, transfer or other disposition of a majority of the assets of Tenant; and (iii) any change in control of Tenant or any parent entity if such entity directly or indirectly controls Tenant.

          ANY ASSIGNMENT OR SUBLETTING OF THIS LEASE IN VIOLATION OF THIS PARAGRAPH 17 SHALL BE VOID.

          (c) Notwithstanding the foregoing, Tenant shall be expressly permitted to execute a leasehold mortgage or collateral assignment with respect to this Lease in favor of any lender or lenders who provide financing to Tenant or an affiliate of Tenant, provided Tenant shall have first obtained Landlord's consent thereto in writing, which consent shall not be withheld if such mortgage or collateral assignment imposes no material obligation or burden on Landlord.

     18. PERMITTED CONTESTS. In instances where payment, compliance or performance is otherwise the obligation of Tenant under this Lease, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in paragraph 10 or 13, (iv) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in paragraph 12(b), or (v) comply with a provision of an insurance policy carried hereunder or a requirement of an insurer thereunder, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Imposition, lien or claim so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such encroachment, violation, hindrance, obstruction or impairment, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Basic Rent or any Additional Rent; and
(v) the cancellation or modification of any fire or other insurance policy, or any restriction on its full enforceability by Tenant or Landlord in accordance with its terms or on the right to collect the proceeds thereof. While any proceedings which comply with the requirements of this paragraph 18 are pending, Landlord shall not have the right to pay, remove or cause to be discharged the Imposition, lien or claim thereby being contested. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of this paragraph 18 are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay, and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

     19.  CONDITIONAL LIMITATIONS; DEFAULT PROVISION.

          (a) The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" under this Lease: (i) a failure by Tenant to make when due any payment of the Basic Rent, Additional Rent or other sum herein required to be paid by Tenant which failure shall continue for ten (10) days after written demand for such payment by Landlord; (ii) a material failure by Tenant duly to perform and observe, or a material violation or breach of, any other provision hereof which failure, violation or breach shall continue for thirty (30) or more days after written and specific demand for its cure is made by Landlord to Tenant unless such failure, violation or breach is incapable of cure within thirty (30) days and Tenant shall have commenced the cure of the same and shall be diligently pursuing the same to completion.

          (b) If an Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter to do any one or more of the following without demand upon or notice to Tenant:

               (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall not be less than sixty (60) days following such notice. Upon the date therein specified, the Term, the estate hereby granted and all rights of Tenant hereunder, shall expire and terminate as if such date were the date hereinbefore fixed for the expiration of the Term. Nevertheless, Tenant shall be and remain liable for all of its obligations under this Lease, including its liability for Rent, as hereinafter provided.

               (ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above, (A) give Tenant notice to surrender any of the Leased Premises to Landlord on a date specified in such notice, which date shall not be less than sixty (60) days following the giving of such notice, at which time Tenant shall surrender and deliver possession of the Leased Premises or the specified portion thereof to Landlord, or (B) reenter and repossess any of the Leased Premises, with legal process, or without legal process upon ninety (90) days notice to Tenant, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such notice or demand to Tenant to surrender or deliver possession of the Leased Premises or entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

              (iii) Whether or not this Lease shall have been terminated pursuant to clause (i) above or Landlord shall have taken possession of the Leased Premises pursuant to clause (ii) above, Landlord shall have the right (but shall be under no obligation) (A) to reenter the Leased Premises at any time and from time to time and/or (B) to relet any of the Leased Premises to such tenant or tenants, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term), for such rent, on such conditions and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Any rents received by Landlord, less Landlord's costs of reletting, shall be credited to Tenant's Rent liability under this Lease. Landlord shall have any and all duties to mitigate damages provided by any applicable law. Landlord shall not otherwise be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Landlord may make such Alterations as Landlord, in its sole discretion, may deem advisable. Such Alterations shall be made at Landlord's expense unless Landlord is otherwise permitted to make them under paragraph 12(c) hereof. Landlord may appoint a receiver to protect Landlord's interest under this Lease and may eject some, all or no persons from the Leased Premises. Landlord shall be entitled to receive and retain all rents, profits and income from the use, operation or occupance of any of the Leased Premises.

               (iv) Landlord may exercise any other right or remedy now or hereafter existing by Law or in equity.

          (c) This Lease shall continue in full force and effect, all of Tenant's liabilities and obligations hereunder shall continue and Landlord may enforce all of its rights and remedies hereunder, including the right to receive Rent and all other sums payable to Landlord hereunder, unless this Lease shall terminate pursuant to paragraph 5 or be terminated pursuant to paragraphs 6 and 14, whether or not (i) Tenant shall have abandoned the Leased Premises,
(ii) Landlord shall have exercised any rights or remedies hereunder, including the right to perform work pursuant to paragraph 12(c) hereof, or (iii) a receiver is appointed to protect Landlord's interest under this Lease. No expiration or termination of this Lease pursuant to paragraph 19(b)(i) or any other provision of this Lease, by operation of law or otherwise, before the Expiration Dates provided in paragraph 5 or, if applicable, the date of any termination occurring under paragraphs 6 and 14, no repossession of any of the Leased Premises pursuant to paragraph 19(b)(ii) or otherwise (unless Landlord shall occupy the Leased Premises or any portion thereof for use by Landlord or any affiliate of Landlord for its own business purposes), nor any reletting of any of the Leased Premises pursuant to paragraph 19(b)(iii) shall relieve Tenant of any of its liabilities for Rent (except to the extent that Tenant is entitled to receive credit for net rents received by Landlord resulting from reletting of any portion of the Leased Premises), all of which shall survive such expiration, termination, repossession or reletting.

          (d) With respect to any remedy or proceeding of Landlord hereunder, Tenant and Landlord waive any right to a trial by jury.

     20.  ADDITIONAL RIGHTS OF LANDLORD

          (a) No right or remedy conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by Law or in equity. Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder, whether as agent for Tenant or otherwise; and the cost thereof shall be Additional Rent hereunder and shall be paid by Tenant to Landlord, together with interest thereon at the Default Rate from the Date payment of such cost is demanded by Landlord, until it shall be fully paid by Tenant. Tenant acknowledges that time is of the essence in the performance of its obligations under this Lease. No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease, or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any Basic or Additional Rent or other sum due hereunder with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease. Tenant shall likewise have recourse, to the extent permitted by applicable law, to injunctive relief and specific performance, in the event of violation, or attempted or threatened violation, of any of the provisions of this Lease by Landlord.

          (b) In the event of any litigation commenced by Landlord or Tenant for enforcement of or damages for breach of any term, covenant, provision or obligation of this Lease, the prevailing party shall be entitled to receive reimbursement from the other party of all costs and expenses incurred in such proceedings by the prevailing party, including reasonable attorneys fees and expenses.

          (c) If Landlord shall be made a party to any litigation commenced by any third party and pertaining to any obligation assumed or to be performed by Tenant under this Lease and not performed by Tenant as required hereunder, Tenant shall pay all costs and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

     21. NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications (other than payments of Rent) required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when given in accordance with the provisions of Section 18 of the Purchase Agreement.

     22. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than twenty (20) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, executed by a general partner of Tenant, certifying (i) that this Lease is unmodified (including by any disputes over agreements or forbearance agreements that may modify this Lease) and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (ii) the dates to which Basic Rent, Additional Rent and all other sums payable hereunder have been paid, (iii) that, to the knowledge of the signer of such certificate, no default by either Landlord or Tenant exists hereunder and no event has occurred which would with notice or passage of time, or both, constitute a breach or default or permit termination, modification or acceleration under this Lease (or specifying each such default, or event of which the signer may have knowledge), and (iv) containing such other statements as Landlord or Landlord's lender may reasonably request. If Tenant fails to so deliver such an estoppel certificate, such failure shall be deemed an Event of Default under this Lease by Tenant. It is intended that any such statements by Tenant may be relied upon by Landlord or any prospective purchaser from Landlord of the Leased Premises, but only if such Persons other than Landlord are specifically identified to Tenant upon request by Landlord for the estoppel certificate. Any certificate required under this paragraph 22 shall (i) state briefly the nature and scope of the examination or investigation upon which the statements contained in such certificate are based, which nature and scope shall be reasonably satisfactory to Landlord, and
(ii) certify to the correctness of the statements contained therein.

     23.  SURRENDER.

          (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except for any portion thereof with respect to which this Lease has previously terminated) to Landlord in substantially the same condition in which the Leased Premises were originally received from Landlord at Commencement, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear and for any damage by fire or other casualty which Tenant is not required by the provisions of this Lease to repair or restore. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination all trade equipment and other property which is owned by Tenant or third parties other than Landlord and Tenant, and Tenant, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall, at the option of Landlord, become the property of Landlord. Landlord may thereafter cause such property to be removed from the Leased Premises subject to the provisions of any agreement made in writing between Landlord and any third party having an interest in such property; and the cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant.

          (b) Upon surrender of the Leased Premises in accordance with the provisions of paragraph 23(a) hereof, Landlord shall, after deducting therefrom any amounts then due and owing from Tenant to Landlord hereunder, pay to Tenant the then remaining unamortized, unrecovered and unrecoverable cost to Tenant of all Alterations constituting capital improvements made by Tenant to the Leased Premises during the Term.

     24. NO MERGER OF TITLE. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created by this Lease or any part thereof or interest therein or any interest of Tenant in this Lease, and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership; and no such merger shall occur unless and until all Persons having any interest in (i) this Lease as Tenant or the leasehold estate created by this Lease, and (ii) this Lease as Landlord or the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     25. ENVIRONMENTAL. The condition of the Leased Premises with respect to compliance with Laws concerning environmental protection and Landlord's and Tenant's respective obligations pertaining thereto are treated in detail in the Purchase Agreement. Landlord and Tenant each hereby acknowledge that their respective obligations to comply with all laws concerning environmental protection are governed solely by the Purchase Agreement, and hereby covenant and agree one with the other to perform all such obligations as set forth in Section 8(f) of the Purchase Agreement.

     26. MISCELLANEOUS. The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not a part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease. As used in this Lease, the singular shall include the plural as the context requires. In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Lease shall be governed and construed according to the Laws of the State.

     27. AMENDMENT AND RESTATEMENT OF EXISTING LEASE. Each of the parties hereto hereby agrees and acknowledges that this Amended and Restated Lease Agreement amends and restates in its entirety the Lease Agreement (the "Existing Lease"), dated as of January 1, 1994, by and between FMC Corporation and United Defense, L.P., the terms and conditions of which shall be of no further force or effect.

                              *    *    *    *    *

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

                              LANDLORD:

                              FMC CORPORATION, a Delaware corporation


                              By:     /s/ Charlotte Mitchell Smith
                                      ----------------------------
                              Title:  Assistant Secretary


                              TENANT:

                              UNITED DEFENSE, L.P., a Delaware limited partnership

                              By:  UDLP Holdings Corp.
                              Title:    General Partner

                              By:     /s/ Allan M. Holt
                                      -----------------
                              Title:  President

                                    EXHIBIT A

                                      LAND

1.   Parcel 3A as depicted on attached map.

2.   Parcel 3B as depicted on attached map.

3.   Parcel 4 as depicted on attached map.

4.   Parcel 6 as depicted on attached map.

5.   Parcel 7 as depicted on attached map.

                                    EXHIBIT B

                                    BUILDINGS

1.   Parcel 3A - plants 1, 2, 3, 4, 5A, 5B, 6, 8, 9, 10, 18, and 47; office buildings 63, 64 and 95; and buildings 91P, 92A, 92F, 93A, and 93B.

2. Parcel 3B - buildings 5C, 11, 20, 25A, 25B, 25C, 27, the terminal ballistics building, the Test Track and the chemical storage drum area.

3.   Parcel 4 - Plant 12, Prototype Facilities

4.   Parcel 6 - Office Building

5.   Parcel 7 - Corporate Technology Center

                                   SCHEDULE I

                      Annual Rent and Term for Each Parcel


     PARCEL    ANNUAL RENT             COMMENCEMENT DATE      EXPIRATION DATE
     ------    -----------             -----------------      ---------------
       3A      1997 - $500,000.00           Closing           March 31, 1998
               1998 - $125,000.00

       3B             $300,000.00           Closing           October 1, 2001

        4           $1,412,400.00           Closing           October 1, 2001

        6             $512,400.00           Closing           October 1, 2001

        7           $1,279,680.00           Closing           October 1, 2001